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                                  EXHIBIT 23.3
                         HARVEST NATURAL RESOURCES, INC.

                    INDEPENDENT PETROLEUM ENGINEERS' CONSENT

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-115841, 333-94823, 333-49114 and 333-85900) and
Form S-3 (No. 333-17231) of Harvest Natural Resources, Inc. (formerly Benton Oil and Gas Company) of our report dated February 2, 2006 relating to the reserve reports, which appears in this Form 10-K.

Ryder Scott Company, L.P.
Denver, Colorado
February 2, 2006